EXHIBIT 10.17
                                nVIEW CORPORATION
                             STOCK OPTION AGREEMENT

                  A Stock Option ("Option") is hereby granted by nView Corporation, a Virginia corporation ("Company"), to the Key Employee named below ("Optionee"), under the nVIEW Corporation 1994 Employee Stock Option Plan (the "Plan"), for and with respect to common stock of the Company, without par value ("Common Stock"), subject to the following provisions and the terms and conditions of the Plan, the terms of which Plan are hereby incorporated by reference.

                   In consideration of the agreements of Optionee herein provided, the Company hereby grants to Optionee an option to purchase from the Company the number of shares of Common Stock, at the purchase price per share, and on the schedule, all as set forth below. At the time of exercise of the Option, payment of the purchase price must be made in cash, or if the Stock Option Committee ("Committee") appointed by the Board of Directors of the Company charged with the administration of the Plan in its discretion agrees to so accept, then by the delivery to the Company of other Common Stock owned by Optionee, valued at its fair market value on the date of exercise, or in some combination of cash and such Common Stock so valued.

Name of Optionee:                                             John Malone

Number of Shares Subject to Option:                           60,000

Option Price Per Share:                                       $4.11

Date of Grant:                                                November 4, 1996

Exercise Schedule:
                                            Exercise Period
Number of Shares               Commencement                Expiration
Subject to Option                  Date                       Date
-----------------              ------------               ------------
   20,000                     November 4, 1997           November 4, 2002
   20,000                     November 4, 1998           November 4, 2003
   20,000                     November 4, 1999           November 4, 2004

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                  2. The exercise of the Option is conditioned upon the
acceptance by Optionee of the terms of this Agreement evidenced by the Optionee's execution of this Agreement, in the space provided, and the return of an executed copy to the Secretary of the Company.

                  3. If Optionee's employment with the Company and its parent and all subsidiaries is terminated for any reason, other than for death or disability, the Option shall expire thirty (30) days after the date of termination of employment. If Optionee's employment with the Company and its parent and all subsidiaries is terminated due to his/her disability or death, the Option shall expire on the earlier of the first anniversary of such termination of employment and the date the Option expires in accordance with its terms. During such periods the Option may be exercised by Optionee with respect to the same number of shares of Common Stock, in the same manner, and to the same extent as if Optionee had continued in employment during such period and the Option shall be cancelled with respect to all remaining shares of Common Stock; provided that in the event Optionee shall die at a time when the Option, or a portion thereof, is exercisable by him/her, the Option shall be exercisable in whole or in part during the applicable period set forth herein by a legatee or legatees of the Option under Optionee's will, or by his/her executors, personal representatives or distributees, with respect to the number of shares of Common Stock which Optionee could have purchased hereunder on the date of his/her death and the Option shall be cancelled with respect to all remaining shares of Common Stock.

                  4. Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised and the exercise date, shall be given by Optionee, or his/her personal representative in the event of Optionee's death, (i) by delivering such notice at the principal executive offices of the Company, addressed to the Secretary of the Company, no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the principal executive offices of the Company at least three business days prior to the exercise date.

                  5. The Option may be exercised only by Optionee during his/her lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect. The Option may be transferred by will or the applicable laws of descent or distribution.

                  6. Neither Optionee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until the purchase price for such shares have been paid in full.

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                  7. In the event the Option shall be exercised in whole, this
Agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

                  8. The Option and this Agreement shall be construed, administered and governed in all respects under and by the laws of the Commonwealth of Virginia to the extent not inconsistent with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and regulations issued thereunder.

                  9. The Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt to the extent not inconsistent with Section 422 of the Code and regulations issued thereunder.

                                                     nVIEW CORPORATION


                                                     By: ______________________
                                                              President

       The undersigned hereby accepts the foregoing Option and the terms and conditions thereof.

                                                     _______________________
                                                     John Malone

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